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                                   EXHIBIT 21

                    CAPITAL PROPERTIES, INC. AND SUBSIDIARIES

                           Subsidiaries of the Company
                              (As of March 1, 2004)

SUBSIDIARY                          STATE OF INCORPORATION OR FORMATION
---------                           -----------------------------------
Capital Terminal Company            Rhode Island

Dunellen, LLC                       Delaware

Tri-State Displays, Inc.            Rhode Island